Exhibit 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated January 18, 2001 included in the Oklahoma Gas and Electric Company Form 10-K for the year ended December 31, 2000, into the previously filed Form S-3 Registration Statement No. 333-46169, Form S-3 Registration Statement No. 333-21059 and Form S-4 Registration Statement No. 33-61699.

    /s/ Arthur Andersen LLP
Arthur Andersen LLP

Oklahoma City, Oklahoma,
March 26, 2001